Exhibit 99.1

QUARTERLY REPORT December 2022 1 Highlights FINANCIAL AND CORPORATE ➢ Record FY22 Group Revenue of $3,572 million, up 66.2% on FY21 Group Revenue of $2,148 million. ➢ Record Shareholder returns with $70 0 million in cash dividends paid in FY 22. ➢ Further debt reduction and strong annual cash generation saw Coronado end the year with Closing Cash of $335 million and Net Cash of $92 million. ➢ FY22 Group Capital Expenditure was $ 1 85 million. ➢ FY 22 Group Average Mining C ost s P er T onne S old were $ 88. 4 per tonne, principally due to continued high inflation and wet weather impacts at Curragh .. ➢ Douglas Thompson to be appointed C EO after Coronado’s next AGM following Gerry Spindler’s retirement as CEO and subsequent appointment as Executive Chairman. SAFETY A ND PRODUCTION ➢ Australia TRIFR of 3.92 and U.S. TRIR of 2.42 as of 3 1 December 2022 , with both regions below their respective industry averages. ➢ Group ROM production for the December quarter was 6.7 Mt, up 4.4 % on the September quarter .. FY22 ROM production of 25.3 Mt, down 4.1% on FY21. ➢ Group Saleable production for the December quarter was 4. 3 Mt, up 4.4% on the September quarter. FY22 Saleable production of 16.0Mt, down 7.2% on FY21. ➢ The Governor of Virginia , Glenn Youngkin , officiated at the ribbon cutting ceremony for Buchanan growth plans , committing grant s and incentives .. ➢ Successfully completed a further 28 hectares of rehabilitation works at Curragh bringing FY22 completed rehabilitation efforts to 171 hectares at the mine .. COAL SALES AND MARKETS ➢ Group Sales volumes for the December quarter were 4 .. 0 Mt, down 3.6 % compared to the September quarter. FY22 Group Sales volumes of 16.4 Mt, down 7.7% on FY21. ➢ FY22 Group Realised Price Per Tonne of Met Coal Sold was $ 265.8 per tonne (mix of FOR / FOB / Domestic pricing), up 92.6 % on FY21 realisations .. ➢ North American annual contract negotiations for FY 2 3 are complete , realising a n expected VWAP across all grades of Met Coal (inclusive of Thermal switching) of $20 1 per metric tonne (FOR) .. This is $1 4 per metric tonne higher than FY22 prices and covers 40% o f anticipated U.S. production and 90 % of anticipated U.S. mine cash costs and royalties in FY23 .. ➢ China expected to resume imports of Australian Met Coal , including Curragh Met Coal, in FY23. Coronado Global Resources Inc. ARBN: 628 199 468 Registered Office Level 33, Central Plaza One 345 Queen Street Brisbane QLD 4000 Australia T +61 7 3031 7777 E investors@coronadoglobal.com www.coronadoglobal.com About Coronado Coronado Global Resources Inc. is a leading international producer of high - quality Met allurgical Coal, an essential element in steel production. Our coals, transformed in the steelmaking process, support the manufacture of everyday steel - based products, including renewable energy infrastructure, that enrich lives around the world. Coronado has a portfolio of operating mines and development projects in Queensland, Australia, and Pennsylvania, Virginia and West Virginia in the United States. Coronado is one of the largest Met allurgical Coal producers globally by export volume, serving customers on five continents. Coronado is committed to operating in an ethical and sustainable manner and supporting the communities in which we operate. The management team has extensive global experienc e with blue - chip resource companies. It has a successful track record of building and operating coal mining operations in Australia, the United States and globally. This operational experience is supplemented with a strong knowledge base of domestic and i nternational coal markets and their key drivers. Coronado was listed on the ASX on 23 October 2018 .. All $ values are US dollars unless otherwise stated. All production and sales tonnages are in metric tonnes unless otherwise stated. All information contained within this release is unaudited .. Coronado will release its Annual Report on Form 10 - K to the ASX and SEC on 2 2 February 2023 (AEST).

Message from the CEO Gerry Spindler, Chief Executive Officer 2 Coronado Global Resources ended 2022 with record financial results, delivered record dividends to S hareholders and continued to maintain a very strong and secure balance sheet. Excellent FY22 S hareholder returns are in part due to the improved market cond itions year - on - year, but also due to the significant work undertaken by our Board, Management and e mployees in progressing stra t egic initiatives that are coming to fruition .. I would like to thank all Coronado employees for their dedication over the past 12 - months in helping driv e our successes. Our record financial results and returns have occurred despite the impacts to production from considerable wet weather condition s in Queensland and global economic circumstance s that have driven significantly higher inflation .. Expectations are that weather patterns will improve in 2023 and global inflationary impacts will ease , which should translate to improved production and costs for our business. However, should these events , which are outside of our control continue, I remain extremely confident in our ability to address all challenges presented to the Company and in our a bility to continue to provide enhanced value and returns to all Shareholders. Q4 Operational Overview As of 3 1 December 2022, our Australian TRIFR was 3.92 and our US TRIR was 2.42 , both rates below the relevant industry averages. On a consolidated basis, the Group’s TRIR stands at 1. 41. The health and safety of our workforce remains our #1 priority and we continue to advance several initiatives to improve our safety rates every quarter. I am proud to announce that the Logan complex finished FY22 with its best TRIR (2.06) under Coronado ownership , reflecting a 25% safety improvement year - on - year. Additionally, our Lower War Eagle mine (part of the Logan complex) achieved 1,000,000 manhours and three years LTI free, which is a tremendous achievement. Coronado completed the fourth quarter with Group ROM coal production of 6.7 Mt ( up 4.4%) and saleable production of 4. 3 Mt ( up 4 ..4%) compared to the September 2022 quarter despite rainfall levels exceeding the prior quarter. The town of Blackwater, the nearest town to Curragh, received 290 mm of rain in the quarter, representing 63% higher rainfall than the September quarter (178mm) .. D espite the elevated weather impacts, quarter - on - quarter Curragh achieved higher ROM coal production (up 21%), higher saleable production (up 15%) and higher closing coal stockpiled (up 168%) .. Our U.S. operations production and sales volumes were lower quarter - on - quarter but aligned with plan. The fourth quarter is historically a lower production quarter due to the Thanksgiving and Christmas holiday season. Snow - storm conditions in December also partly impacted th e operations and logistics chains, however our U.S. team still delivered to plan which is an excellent result .. Balance Sheet and Liquidity Coronado reports quarterly and full - year revenue of $ 717 million and $ 3,57 2 million respectively. FY22 revenues are up 66 % compared to the prior year and reflect the significant improvement in Met C oal markets over the last 18 months .. FY22 Met C oal sales make up 9 5.3% of total coal revenues reinforcing our position as the world ’s le ading pure - play Met C oal producer .. During the December quarter, Coronado prudently repaid $7 2 million of its Senior Secured Notes obligations and returned $22 6 million in cash dividends to Shareholders, finishing the year with a Net Cash position of $ 92 million and Available Liquidity of $ 435 million. In FY22, Coronado returned $70 0 million in dividends to Shareholders in accordance with its distributions policy , a record for the Company. Metallurgical Coal Markets In the December quarter, the average PLV HCC FOB AUS price index increased 11% over the prior quarter despite ongoing weak global steel demand. Index price increases were linked to supply concerns in Australia following wet weather and continued strong ma rket support for Thermal coal encouraging market optionality for Met Coal switching .. Met Coal prices in January have improved further with the PLV HCC FOB AUS price index above $300/t supported by restocking demand from Indian steelmakers as well as market expectations that China may recommence importing Australian coals. Given higher index prices in the December quarter and into January, combined with the commencement of Coronado’s FY23 North American annual contracts at a n average price of $201/t (F OR), reflecting a price $14/t higher that FY22, Coronado anticipates Met Coal price realisations in the first quarter of 2023 to be higher than the fourth quarter. Throughout 2023, Coronado anticipates Met Coal prices to remain above historical averages d ue to the ongoing trade constraints for Russian coal and elevated Thermal coal demand and prices. CEO Transition On 17 January 2023, Coronado announced that I will retire as CEO and that Douglas Thompson will be appointed as CEO effective after the date of our Annual General Meeting in May 2023. I congratulate Douglas on his appointment. I will remain with the Company as Executive Chair and l ook forward to working with Mr Thompson and the rest of the Management Team and Board as Coronado executes its succession planning strategy.

3 Production and Sales Quarterly Production and Sales Performance Summary Information (unaudited) Dec Q22 Sep Q22 Change Dec 2022 YTD Dec 2021 YTD Change ROM Production Mt 6. 7 6.4 4.4% 25.3 26.4 ( 4.1%) Australia Mt 3. 6 3.0 20.5% 12.4 13.6 ( 9.1%) USA Mt 3. 1 3.4 (9.6% ) 13.0 12.8 1. 3 % Saleable Production Mt 4. 3 4.1 4 ..4% 16.0 17.4 ( 7.2%) Australia Mt 2. 8 2.5 14.8% 9.8 11.1 ( 9.9%) USA Mt 1. 5 1.7 (10.8% ) 6.2 6.3 ( 2.4%) % Met Coal % 7 4.7% 78.6% ( 3.9%) 7 8.5% 80.6% ( 2.1%) Sales Volumes Mt 4. 0 4.1 (3.6% ) 1 6 ..4 17.8 ( 7.7%) Australia Mt 2.4 2.4 (0.1% ) 10.0 11.3 ( 12.1%) USA Mt 1. 6 1.7 (8.5% ) 6.4 6.4 ( 0.1%) Sales Mix Met Coal % 7 3.3% 79.5% (6.3% ) 7 7.2% 81.4% ( 4.2%) Thermal Coal % 2 6.7% 20.5% 6.3% 2 2.8% 18.6% 4.2 % Export Sales % 6 1.7% 66.8% ( 5.2%) 6 5.9% 75.0% ( 9.1%) Domestic Sales % 3 8.3% 33.2% 5.2% 3 4.1% 25.0% 9.1 % AU - Realised Met Price (FOB) US$/t 234 ..0 313.0 ( 25.2%) 303.1 143.1 111 ..8% PLV HCC FOB AUS Index Price US$/t 278 .. 1 249. 8 11.4% 363.7 225.8 61.1% % of PLV HCC FOB AUS Index % 84.1% 125.3% (41.2% ) 83.3% 63.4% 19.9 % US - Realised Met Price (FOR) US$/t 210.6 191.6 10.7% 226.5 131.2 72.6% % of PLV HCC FOB AUS Index % 75.7% 76.7% (0.5% ) 62.3% 58.1% 4.2 % Group - Realised Met Price (combination of FOB / FOR) US$/t 222 .. 7 253.0 ( 11.7%) 265.8 138.0 92.6% % of PLV HCC FOB AUS Index % 80 .. 1% 101.3% (20.9% ) 73.1% 61.1% 12.0 % Note: Coronado reports its production and financial information on a geographical segment basis. Please refer to the Appendix for operation specific production and sales data. Some numerical figures in the above table have been subject to rounding adjustments. Accordingly, numerical figures shown as totals may not equal the sum of the figures that follow them. ROM coal production for the Group in the December quarter was 6. 7 Mt , 4.4% higher than the September quarter. ROM coal production from the Australian (Curragh) and U.S. operations was 3.6 Mt and 3.1 Mt, respectively. FY22 ROM coal production was 25.3 Mt, 4.1% lower than FY21. Saleable pro duction for the Group in the December quarter was 4.3 Mt , 4 ..4 % higher than the September quarter .. Saleable production from the Australian and U.S. operations was 2.8 Mt and 1.5 Mt, respectively. FY22 Saleable production was 16.0 Mt, 7.2% lower than FY21. FY22 Saleable production from the U.S. operations of 6.2 Mt was down 2.4% compared to the prior year. The marginally lower production year - on - year primarily stemmed from the rock intrusion experienced at the Buchanan mine in April which is now safely behind us in the mine plan. The production impacts from the rock intrusion were partly offset by improving labour availability across both Buchanan and Logan in the second half of the year and the commencement of the new Winifrede min e (Logan complex) in the September 2022 quarter .. FY22 Saleable production from the Australian operations of 9.8 Mt was down 9.9 % compared to the prior year. The lower production year - on - year overwhelmingly relates to the elevated levels of wet weather that were at their highest levels since 2016.

4 Source: Australian Government Bureau of Meteorology While production improvement s at Curragh were noted quarter - on - quarter, the rain events in the Bowen Basin continued throughout the December quarter which further hinder ed coal production. The town of Blackwater, the nearest town to Curragh, received 290 mm of rain in the quarter ( September Quarter: 178mm; June Quarter: 213mm) .. FY22 rainfall levels for Blackwater totalled 792mm, substantially higher than the 10 - year rainfall average for the area, but also 200mm higher than rainfall levels in FY21. The con sistent rain has been a key contributor to the lower production volumes and higher mining costs per tonne. Despite the impacts of the Bowen Basin rain events, Curragh has executed its capital investments in the mine plan, specifically investments targeting dragline performance and waste movement, which have translated to improved performance. FY22 waste moveme nt exceeded FY21 levels despite the rainfall ( FY22 : 179.3 Mbcms vs FY21 : 177.1 Mbcms). Further initiatives implemented in accordance with the ‘One Curragh Plan’ included the transition of four contractor fleets to a Coronado operator model at Curragh North; mine planning improvements to de - congest the operating pits and improve Curragh’s overall strike - length; and the commencement of high - wall mining operations to liberate restricted coal under the over land conveyer. These initiatives are realising tangible benefits for Curragh that have helped mitigate the impacts of rain and position the mine well for 2023 .. Sales volumes for the Group in the December quarter w ere 4.0 Mt, 3.6 % lower than the September quarter. Sales volumes from the Australian and U.S. operations were 2.4 Mt and 1.6 Mt, respectively. FY22 Sales volumes were 16.4 Mt, 7.7 % lower than FY21. Coronado’s North American annual contract negotiations for FY23 are now c omplete. Coronado expects to realise a volume weighted average price across all grades of Met Coal (inclusive of Thermal switching) of $201 per metric tonne (FOR), reflecting a price that is $14 per metric tonne higher than prices contracted in FY22. Thes e fixed price Met and Thermal tonnage contracts cover 40% of anticipated U.S. production and 90% of anticipated U.S. mine cash costs and royalties in FY23. The Group R ealised Price Per Tonne of Met Coal Sold for the December quarter (mixture of FOB / FOR / Domestic pricing) was $ 222.7 per tonne, a de crease of 11.7 % from the September quarter. Australia’s R ealised Price Per Tonne of Met Coal Sold was $ 234 ..0 per tonne (FOB) for the December quarter, a decrease of 25.2 % compare d to the September quarter. T he U.S. operations achieved a Realised Price Per Tonne of Met Coal Sold for the December quarter of $ 210.6 per tonne (mixture FOR / Domestic fixed) that was 10.7 % higher than the September quarter. 38 69 3 40 164 9 76 34 69 160 63 67 0 50 100 150 200 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Blackwater (Curragh Mine) Average Rainfall (millimeters) 2020 2021 2022 10 year historic average

5 Source: S&P Global Platts 31 December 2019 to 3 1 December 2022. As a percentage of total sales for the December quarter, export sales were 61.7% .. Coronado’s proportion of Met Coal sales revenue as a percentage of total coal revenues in the Dec ember quarter was 9 2.0%. As a percentage of total sales for FY22 , export sales were 6 5.9%. Coronado’s proportion of Met Coal sales revenue as a percentage of total coal revenues in FY22 was 95.3% .. 278.00 294.50 315.00 398.50 0.00 100.00 200.00 300.00 400.00 500.00 600.00 700.00 USD Price per Metric Tonne Metallurgical Coal Price Indices (US$/t) PLV HCC FOB AUS LV HCC FOB USEC PLV HCC CFR China NEWC Thermal Long Term Historical Average Met Price $187/t 61.7% 15.8% 22.5% Dec Q22 Sales Volume Mix Export US Domestic AUS Domestic 92.0% 8.0% Dec Q22 Revenue Mix Metallurgical Coal Thermal Coal 65.9% 14.5% 19.6% FY22 Sales Volume Mix Export US Domestic AUS Domestic 95.3% 4.7% FY22 Revenue Mix Metallurgical Coal Thermal Coal

6 Financial and Corporate FY 2 2 G roup revenues were at record levels of $ 3,571.5 million and reflect a 66.2 % increase over FY 21 G roup revenues of $ 2,148.5 million. December quarter revenue was $ 717.1 million , down 18.0 % compared to the prior September q uarter. On 12 December 2022, Coronado completed the payment to Shareholders of the US13.4 cents per CDI unfranked special dividend. The dividends totalling $22 6.3 million were paid to Shareholders from available cash and in accordance with Coronado’s distributions policy. Dividends paid to Shareholders in the calendar year ended 31 December 2022 totalled $70 0.2 million. In FY22, Coronado repaid $72.7 million of the aggregate principal amount of its 10.750% Senior Secured Notes (“Notes”) due 2026. As of 31 December 2022, the aggregate principal amount of the Notes outstanding was $242.3 million (31 December 2021: $315.0 million). Strong cash flow generation in FY22 saw Coronado consistently maintain a strong Balance Sheet and healthy liquidity. As of 31 December 2022, the Company’s Net Cash position was $92.0 million, consisting of a closing cash balance (excludin g restricted cash) of $334.4 million and aggregate principal amount of Notes totalling $242.3 million. Coronado has Available Liquidity of $434.4 million as of 31 December 2022, comprising cash and cash equivalents (excluding restricted cash) and undrawn available borrowings under our senior secured asset - based revolving credit facility dated 12 May 2021. FY 22 Average M ining C ost s P er T onne S old for the Group w ere $ 88. 4 per tonne reflecting a 34. 5 % increase over FY21 of $65.7 per tonne .. H igher mining costs per tonne were attributable to continued inflationary pressures, wet weather events resulting in lost production at Curragh, and the completion of planned major maintenance activities at Buchanan and Curragh in the first half of the year .. FY 22 C apital E xpenditure of $ 185. 4 million was up 10 3.4 % on FY 2 1 ($ 91.1 million) and within guidance .. FY22 Capital Expenditure was higher tha n the prior year as the Group invested in capital works , while pricing remain ed elevated , to increase production rates from the Australia n and U.S. operating segments in future periods .. On 7 November 2022, Coronado announced that discussions regarding a potential combination transaction with Peabody Energy Corporat ion (NYSE: BTU) had ceased. Coronado will release its 2022 Annual Report on Form 10 - K to the market on 2 2 February 2023 (AEST). On this date, Coronado will also provide market guidance for FY23. Leadership Changes On 17 January 2023, Coronado announced that Gerry Spindler will retire from his role as Chief Executive Officer after the Company’s Annual General Meeting (AGM) to be held on or about 25 May 2023. Douglas Thompson will become Chief Executive Officer in accordance with Coronado’s planned success ion process, with Mr Spindler to be appointed to the position of Executive Chair of the Board. Mr Thompson has been the Company’s Chief Operating Officer, Australia, since September 2021 and has more than 25 years’ experience in the mining industry, inclu ding as Managing Director and Chief Executive Officer of Thiess, an affiliate of the CIMIC Group. Group Chief Financial Officer Gerhard Ziems will assume an expanded role post the AGM , taking responsibility for all sales and marketing as well as strategic investment activity. William Koeck will remain on Coronado’s B oard of D irectors as Deputy Chair and Lead Independent Director. A summary of the key terms of Mr Thompson’s and Mr Spindler’s employment agreements (effective from the date of the Company’s A GM ) will be disclosed to the ASX once finalised.

7 Buchanan Expansion During the second half of 2022, consultation and engagement with various communities and state and local governments in the U.S. regarding our tier one Buchanan Mine growth plans continued to take place. The detailed work undertaken with local County’s an d the Governor of Virginia, Mr Glenn Youngkin, have resulted in Coronado securing grants and incentives to progress with our Buchanan expansion plans. In the December quarter, Coronado continued capital works at the Buchanan mine to expand its raw coal sto rage space and commenced construction of a second set of skips. Growth plans at our U.S. operations to produce 6.9 Mt by 2025 remain on target. On 17 December 2023, Governor Youngkin and other distinguished guests visited the Buchanan mine in a show of support for our growth plans to continue producing high - quality Met coal in Virginia and supporting the state and local communities in which we operate. A short video clip of Governor Youngkin’s visit is located on Coronado’s LinkedIn page ..

8 Sustainability In the December quarter, the Curragh Mine continued to make significant progress i n meeting its rehabilitation targets by completing another 28 hectares of rehabilitation work. This brings total completed rehabilitation works in FY22 at Curragh to 171 hectares of land .. A sample of rehabilitation works completed is pictured below. Completed r ehabilitation works at our U.S. operations totalled 52 hectares of surface land in FY22 (Greenbrier pictured below ).

9 Operational Overview and Outlook Health and Safety The safety and well - being of our people continue s to be Coronado’s number one priority. In Australia, the 12 - month rolling average Total Reportable Injury Frequency Rate (TRIFR) as of 3 1 December 2022 was 3.92 , compared to 3.07 as of 3 1 December 2021 .. In the U.S., the 12 - month rolling average Total Reportable Incident Rate (TRIR) as of 3 1 December 2022 was 2.42 , compared to 2.51 as of 3 1 December 2021. The Lower War Eagle mine (part of the Logan Complex) achieved 1,000,000 manhours and three years Lost Time Injury (LTI) free during the December quarter of 2022. Coronado’s Logan complex finished FY22 with its best TRIR (2.06) while under Coronado ownership , reflecting a 25% improvement on pr ior year. The Group TRIR as of 3 1 December 2022 was 1. 4 1, compared to 1. 37 as of 3 1 December 202 1 .. New and revised heal th and safety initiatives continue to be implemented across Cor onado operations quarterly .. In Australia, Curragh continues to i mplement upgrades to its safety health management system, increased training initiatives and enhanced focus on hazard identification and mitigation plans .. In the U ..S., we continued to focus on training our existing workforce and developing new miners. This has resulted in more than 112,000 - man hours YTD of discretionary training that has helped set solid expectations for new hires and articulate Coronado’s safety cu lture and focus. Australia (Curragh) ROM production for the December q uarter was 3.6 Mt ( 20.5 % higher ), saleable production was 2.8 Mt ( 14.8 % higher ), and sales volume was 2. 4 Mt ( aligned ) compared to the September quarter. Improvements in these key metrics quarter - on - quarter build on substantial improvements realised in the September quarter and despite heavier December quarter rainfall. These improvements reflect a return on investments made in FY22 under the ‘One Curragh Plan’. Despite production uplifts at Curragh, the quarter was compromised by further substantial rain in the Bowen Basin. The town of Blackwater received 290mm o f rain in the quarter ( September Quarter: 178mm, June Quarter: 213mm). The above average ra infall t his year has been a key contributor to the lower production volumes and higher mining costs per tonne. While persistent rain in FY22 has impacted coal production, Curragh has successfully completed major planned maintenance activities on the CHPP a nd Draglines; completed the conversion of four fleets to a Coronado operator model; commenced high - wall mining operations; and continued to focus on waste movement activities and its capital projects. In the December quarter, Curragh ’s Realised Price Per Tonne of Met Coal Sold was $ 234 ..0 per tonne (FOB), 25.2 % lower than the prior quarter .. Curragh seaborne contracts are traditionally negotiated every quarter relative to the average prior three - month index. As a result of these contr act terms and the benchmark index price falling as low as $188.0/t in early August, Curragh has a lower price realisation in the December quarter. Given benchmark prices were higher in the December quarter, Coronado anticipates Curragh’s average realised Met Coal price in the March 2023 quarter will be higher than the December quarter .. Curragh’s focus for the beginning of 2023 is to drive operational performance to the mine plan , progress organic growth optionality and execute higher production levels at the mine , subject to weather. United States (Buchanan and Logan ) ROM production for the December quarter was 3. 1 Mt ( 9.6 % lower ), saleable production was 1.5 Mt ( 10.8 % lower ), and sales volume was 1.6 Mt ( 8.5 % lower ) compared to the September quarter. December quarter p roduction and sales volumes for the U.S. business were lower compared to the September quarter , but aligned with plan. The December quarter is traditionally a quarter with lower labour hours due to Thanksgiving and Christmas holidays. Additionally, the operations and logistics chain were partly impacted by the severe snow - storm conditions in December .. In the December quarter, the U.S. Realised Price Per Tonn e of Met Coal Sold was $ 210.6 per tonne , up 10.7 % to the prior September quarter .. FY22 U.S. Realised Price Per Tonne of Met Coal Sold was $ 226.5 /t, up 72.6 % compared to the prior year. FY22 U.S. price realisations reflect export tonnages being sold mostly on a n FOR basis and one - third of production sold under annual domestic contracts at an average price of $187 per tonne. Domestic price contracts will increase to an average price of $201 per tonne in FY23. The U.S. operation s focus for the beginning of 2023 is to continue to optimise production levels to meet the strong demand .. Compared to other Met Coal producers, Coronado ’s U.S. operations have the unique ability to take advantage of the existing Met and Thermal coal price disparity and switch tonnes into the Thermal export market (primarily to Europe) when it makes sense to do so. The Greenbrier mine remains idle and held for sale. Negotiations with various third pa rties for the sale of the mine continue.

# Coal Market Outlook

The benchmark PLV HCC FOB AUS average index price for the December quarter was $278 per tonne (September Quarter: $250 per tonne), while the benchmark LV HCC FOB USEC average index price for the December quarter was $273 per tonne (September Quarter: $259 per tonne).

The short-term global economic environment and steel demand outlook remains subdued driven by the ongoing conflict in Ukraine, the resulting energy crisis in Europe and stubbornly high inflation rates. However, in 2023, Coronado expects Met Coal prices to remain above long-term historical averages, supported by elevated Thermal Coal prices, the removal of Russian Met Coal from key markets and improved steel demand in the second half of the year.

Expectations of economic stimulus and the resumption of Australia – China coal trade are high following the Chinese governments reversal of its “Zero-Covid” policy. The resumption of coal exports to China from Australia is significant due to China’s position as the largest global steel producer and the proximity, large scale, and high quality of Australian Met Coal.

Coronado expects Australian Met Coal imports to China to return in 2023 and displace lower quality and higher cost Chinese domestic or U.S. Met Coal production particularly to the Chinese Steelmakers in southern regions where a significant sea freight advantage for Australian Met coal exists. Demand for Coronado’s U.S. Buchanan brand is expected to remain strong in China given the low ash, low sulphur characteristics of the coal and long history of reliable and consistent supply into the Chinese market.

Coronado anticipates that the resumption of Australian Met Coal imports into China will improve market dynamics as well as increase competition for Australian coal and will likely push up seaborne coal prices in the short term.

Coronado Met Coal remains in high demand, with customer off-take remaining firm and annual contracts with long-term customers being renewed for both Australian and U.S. coals.

Coronado’s North American annual contract negotiations for FY23 are now complete and active. Coronado expects to realise a volume weighted average price across all grades of Met Coal (inclusive of Thermal switching) of approx. $201 per metric tonne (FOR), reflecting a price that is $14 per metric tonne higher than prices contracted in FY22. These fixed price Met and Thermal tonnage contracts cover approx. 40% of anticipated U.S. production and approx. 90% of anticipated U.S. mine cash costs and royalties in FY23.

# Exploration & Development

Coronado continues to pursue plans and strategies to develop a new underground Met Coal mine in southwest Pennsylvania. Met Coal from the proposed Mon Valley mine will ultimately be produced from the Upper Freeport Coal Seam in the safest, lowest-cost, and most environmentally responsible manner. Mon Valley retains 134 Mt of marketable Met Coal reserves. It is envisaged that this project will create a significant number of new permanent jobs in the region, have a minimal footprint of surface facilities, and supply high quality Met Coal to U.S. customers for the manufacture of steel. Permitting plans on this project are continuing.

Capital plans at the Curragh mine continue in accordance with existing expansion plans to reach 13.5 Mtpa by 2025. Planned growth activities continue with the completion of the Curragh North underground pre-feasibility study works showing positive results.

Additionally, a project at Curragh targeting the capture and use of waste mine coal gas as a diesel substitute project has commenced. Drill contractors have mobilised to site and have commenced a drilling program. This project forms part of Coronado’s greater strategy to reduce emissions from open cut mining operations and reduce energy costs by investigating potential investment strategies into wind, solar and/or gas projects.

**This announcement was authorised for release by the Board of Coronado Global Resources Inc.**

**For further information, please contact:**

**Corporate**
**Andrew Mooney**
Vice President Investor Relations & Communications
**P** +61 458 666 639
**E** amooney@coronadoglobal.com

**Media**
**Helen McCombie**
Citadel Magnus
**P** +61 411 756 248
**E** hmccombie@citadelmagnus.com

# APPENDIX

## Cautionary Notice Regarding Forward-Looking Statements

This report contains forward-looking statements concerning our business, operations, financial performance and condition, the coal, steel and other industries, and our plans, objectives and expectations for our business, operations, financial performance and condition. Forward-looking statements may be identified by words such as "may", "could", "believes", "estimates", "expects", "intends", “plans”, "considers", “forecasts”, “anticipates”, “targets” and other similar words that involve risk and uncertainties. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividend payments, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company's good faith beliefs, assumptions and expectations, but they are not a guarantee of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company's control, that are described in our Annual Report on Form 10-K filed with the ASX and SEC on 23 February 2022 (AEST), as well as additional factors we may describe from time to time in other filings with the ASX and SEC. You may get such filings for free at our website at www.coronadoglobal.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

## Quarterly Production and Sales Performance by Mine

| Summary Information (unaudited) | | Dec Q22 | Sep Q22 | Change | Dec 2022 YTD | Dec 2021 YTD | Change |
|---|---|---|---|---|---|---|---|
| **ROM Production** | **Mt** | **6.7** | **6.4** | **4.4%** | **25.3** | **26.4** | **(4.1%)** |
| Curragh | Mt | 3.6 | 3.0 | 20.5% | 12.4 | 13.6 | (9.1%) |
| Buchanan | Mt | 1.8 | 2.0 | (11.6%) | 7.1 | 7.2 | (1.1%) |
| Logan | Mt | 1.3 | 1.4 | (6.7%) | 5.8 | 5.6 | 4.4% |
| Greenbrier | Mt | 0.0 | 0.0 | 0.0% | 0.0 | 0.0 | 0.0% |
| **Saleable Production** | **Mt** | **4.3** | **4.1** | **4.4%** | **16.0** | **17.4** | **(7.2%)** |
| Curragh | Mt | 2.8 | 2.5 | 14.8% | 9.8 | 11.1 | (9.9%) |
| Buchanan | Mt | 1.0 | 1.2 | (18.1%) | 4.0 | 4.4 | (8.7%) |
| Logan | Mt | 0.5 | 0.5 | 5.5% | 2.1 | 1.9 | 12.5% |
| Greenbrier | Mt | 0.0 | 0.0 | 0.0% | 0.0 | 0.0 | 0.0% |
| **Sales Volumes** | **Mt** | **4.0** | **4.1** | **(3.6%)** | **16.4** | **17.8** | **(7.7%)** |
| Curragh | Mt | 2.4 | 2.4 | (0.1%) | 10.0 | 11.3 | (12.1%) |
| Buchanan | Mt | 1.0 | 1.1 | (14.0%) | 4.2 | 4.3 | (3.9%) |
| Logan | Mt | 0.6 | 0.5 | 3.4% | 2.2 | 2.0 | 9.5% |
| Greenbrier | Mt | 0.0 | 0.0 | 0.0% | 0.1 | 0.1 | 0.0% |

Some numerical figures in the above table have been subject to rounding adjustments. Accordingly, numerical figures shown as totals may not equal the sum of the figures that follow them. The Greenbrier mine is currently idle and held for sale. YTD sales volumes relate to stockpile coal sales.

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12 Reconciliation of Non - GAAP financial measures This report includes a discussion of results of operations and references to and analysis of certain non - GAAP measures (as described below) which are financial measures not recognised in accordance with U.S. GAAP. Non - GAAP financial measures are used by the Company and investors to measure operating performance. Non - GAAP financial measures used i n this report include (i) Realised Price Per Tonne of Met Coal Sold , which we define as Met Coal revenues divided by metallurgical sales volume; (ii) A verage M ining C osts P er Tonne Sold , which we define as mining costs divided by sales volumes ; and (iii) N et C ash, which we define as cash and cash equivalents (excluding restricted cash) less the outstanding aggregate principal amount of 10.750% senior secured notes due 2026. We evaluate our mining cost on a cost per metric tonne basis. Mining costs is based on reported cost of coal revenues, which is shown on our statement of operations and comprehensive income exclusive of freight expense, Stanwell rebate, other royalties, depreciation, depletion and amortization and selling, general and administrative expen ses, adjusted for other items that do not relate directly to the costs incurred to produce coal at the mine. Reconciliations of certain forward - looking non - GAAP financial measures, including market guidance, to the most directly comparable GAAP financial m easures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of items impacting comparability and th e periods in which such items may be recognised. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results. A reconciliation of consolidated costs and expenses, consolidated operating costs, and consolidated mining costs are shown below: For the twelve months ended 31 December 2022 For the twelve months ended 31 December 2021 (In US$000, except for volume data, unaudited) Total Consolidated Total Consolidated Total costs and expenses 2, 525,121 1,845,607 Less: Selling, general and administrative expense ( 42, 499 ) (30,166) Less: Restructuring costs - (2,300) Less: Depreciation, depletion and amortization ( 16 7,046 ) (177,875) Total operating costs 2,31 5,72 6 1,635,266 Less: Other royalties (385,065) (142,751) Less: Stanwell rebate (165,995) (55,403) Less: Freight expenses (249,081) (241,862) Less: Other non - mining costs (119,157) (66,106) Total mining costs 1, 39 6,42 8 1,129, 144 Sales Volume excluding non - produced coal (MMt) 15.8 17.2 Average mining costs per tonne sold 88. 4 65.7 A reconciliation of Net Cash is shown below for each of the periods presented in this report: 3 1 December 2022 3 1 December 202 1 (In US$000, except for volume data, unaudited) Total Consolidated Total Consolidated Cash and restricted cash 334,629 437,931 Less: Restricted cash (251) (251) Cash and cash equivalents (excluding restricted cash) 334,378 437,680 Less: Aggregate principal amount of 10.750% Senior Secured Notes due 2026 (242,346) (315,000) Net Cash 92,032 122,680

13 A reconciliation of Realised P rice Per Tonne of Met Coal Sold is shown below for each of the periods presented in this report: For the three months ended 31 December 2022 (In US$’000, except for volume data, unaudited) Australian Operations U.S. Operations Consolidated Total Revenues 386,383 330,673 717,056 Less: Other revenues (9,766) (997) (10,763) Total coal revenues 376,617 329,676 706,293 Less: Thermal coal revenues (23,808) (32,982) (56,790) Met Coal revenues 352,809 296,694 649,503 Volume of Met Coal sold (Mt) 1.5 1. 4 2.9 Realised Price Per Tonne of Met Coal Sold $ 234.0 /t $ 210.6 /t $ 222.7 /t For the three months ended 3 0 September 2022 (In US$’000, except for volume data, unaudited) Australian Operations U.S. Operations Consolidated Total Revenues 546,48 5 328,172 874,65 7 Less: Other revenues (9,229) (1,719) (10,948) Total coal revenues 537,25 6 326,453 863,7 09 Less: Thermal coal revenues (19,246) (16,844) (36,090) Met Coal revenues 518,01 0 309,609 827,6 19 Volume of Met Coal sold (Mt) 1.7 1.6 3.3 Realised Price Per Tonne of Met Coal Sold $ 313.0 /t $ 191.6 /t $ 253.0 /t For the twelve months ended 3 1 December 2022 (In US$’000, except for volume data, unaudited) Australian Operations U.S. Operations Consolidated Total Revenues 2,116,555 1,454,987 3,571,542 Less: Other revenues (38,037) (5,879) (43,916) Total coal revenues 2,078,518 1,449,108 3,527,626 Less: Thermal coal revenues (110,345) (54,228) (164,573) Met Coal revenues 1,968,173 1,394,880 3,363,053 Volume of Met Coal sold (Mt) 6.5 6.2 12.7 Realised Price Per Tonne of Met Coal Sold $ 303.1 /t $ 226.5 /t $ 265.8 /t For the twelve months ended 31 December 202 1 (In US$’000, except for volume data, unaudited) Australian Operations U.S. Operations Consolidated Total Revenues 1,315,851 832,620 2,148,471 Less: Other revenues (36,115) (4,025) (40,140) Total coal revenues 1,279,736 828,595 2,108,331 Less: Thermal coal revenues (107,867) (6,595) (114,462) Met Coal revenues 1,171,869 822,000 1,993,869 Volume of Met Coal sold (Mt) 8.2 6.3 14.5 Realised Price Per Tonne of Met Coal Sold $143.1/t $131.2/t $138.0/t

## Glossary

| | | | |
|---|---|---|---|
| **A$** | Australian dollar currency | **LTI** | Lost Time Injury |
| **ABL** | Asset Based Lending facility | **LV HCC FOB USEC index price** | Low-Volatile Hard Coking Coal Free On Board United States East Coast benchmark index price |
| **AEST** | Australian Eastern Standard Time | **Mbcms** | Million Bank Cubic Metres of waste movement |
| **AU / AUS** | Australia | **Met Coal** | Metallurgical quality coal |
| **ASX** | Australian Securities Exchange | **Mt** | Million tonnes, metric |
| **Available Liquidity** | Cash and Cash Equivalents (excluding restricted cash) and available Borrowings under our senior secured asset-based revolving credit facility dated 12 May 2021 ("ABL facility") | **NEWC Thermal index price** | Thermal Coal Free On Board Newcastle (Australia) benchmark index price |
| | | **PCI** | Pulverised Coal Injection |
| **Average Mining Costs Per Tonne Sold** | Refer Non-GAAP Financial Measures section | **PLV HCC FOB AUS index price** | Premium Low-Volatile Hard Coking Coal Free On Board Australian benchmark index price |
| **Capital Expenditure** | Expenditure included as a component of Investing Activities within the Coronado Consolidated Statement of Cash Flows | **PLV HCC CFR China index price** | Premium Low-Volatile Hard Coking Coal (including cost of freight) to China benchmark index price |
| **CDI** | Chess Depositary Interest | **Net Cash** | Refer Non-GAAP Financial Measures section |
| **CHPP** | Coal Handling Preparation Plant | **Realised Price Per Tonne of Met Coal Sold** | Refer Non-GAAP Financial Measures section |
| **Closing Cash** | Cash and Cash Equivalents (excluding restricted cash) at the end of the quarter | **ROM** | Run of Mine, coal mined unwashed |
| **EBITDA** | Earnings before interest, tax, depreciation and amortization | **Saleable production** | Coal available to sell, either washed, available to be washed (yield adjusted), or bypassed |
| **FOB** | Free On Board in the vessel at the port | **Sales Volumes** | Sales to third parties |
| **FOR** | Free on Rail in the railcar at the mine | **Strip Ratio** | Ratio of overburden removed to coal mined (ROM) |
| **Free Cash Flow** | Net Cash from Operating Activities less cash taxes, Capital Expenditure, Acquisition Expenditure, amounts reserved for Capital / Acquisition Expenditure and amounts required for Fixed Dividends and Debt Servicing. | **TRIFR** | Total Reportable Injury Frequency Rate, is the number of fatalities, lost time injuries, cases or substitute work and other injuries requiring medical treatment per million hours worked on a rolling 12-month basis (used in Australia) |
| **FY** | Full Year 1 January to 31 December | **TRIR** | Total Reportable Incident Rate, is a mathematical computation that takes into account how many Mine Safety and Health Administration (MSHA) recordable incidents our Company has per 200,000 hours worked on a rolling 12-month basis (used in the U.S.) |
| **HCC** | Hard coking coal | **US$** | United States dollar currency |
| **HVA** | High Vol A | **U.S.** | United States of America |
| **HVB** | High Vol B | **VWAP** | Volume Weighted Average Realised Price |
| **IPO** | Initial Public Offering | **YTD** | Year-to-date for the period ending 31 December 2022 |
| **Kt** | Thousand tonnes, metric | | |

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